Exhibit 99.1

Bluejay Diagnostics Announces Reverse Stock Split

ACTON, Mass., July 21, 2023 – Bluejay Diagnostics, Inc. (NASDAQ: BJDX) (“Bluejay” or the “Company”), a medical technology company developing rapid diagnostics on its Symphony platform to improve patient outcomes in critical care settings, today announced that the Company’s Board of Directors has approved a reverse stock split of its shares of common stock at a ratio of 1-for-20 (the “Reverse Stock Split”), with a corresponding reduction in the number of authorized outstanding number of shares of common stock from 100,000,000 to 7,500,000. The Reverse Stock Split will become effective at 12:01 a.m. Eastern Time on July 24, 2023, and the Company’s common stock will open for trading on The Nasdaq Capital Market on a post-split basis on July 24, 2023 under the Company’s existing trading symbol, “BJDX.” At such time, the Company’s common stock will also commence trading with a new CUSIP number, 095633301.

The Reverse Stock Split is being implemented to increase the per share trading price of the Company’s common stock for the purpose of ensuring a share price high enough to comply with the minimum $1.00 bid price requirement for continued listing on The Nasdaq Capital Market.

At the effective time of the reverse stock split, every twenty (20) shares of Bluejay common stock issued and outstanding will be combined into one (1) share of common stock issued and outstanding, with no change to the par value of $0.0001 per share. This will reduce the Company’s outstanding common stock from approximately 20,466,890 shares to approximately 1,023,344 shares. No fractional shares of common stock will be issued as a result of the reverse stock split and instead holders of Bluejay common stock will receive a cash payment in lieu of fractional shares to which they would otherwise be entitled. The shares underlying the Company’s outstanding equity awards and warrants will also be adjusted accordingly. The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s common stock, except for adjustments that may result from the treatment of fractional shares.

The Company has retained its transfer agent, Continental Stock Transfer & Trust Company (“Continental”), to act as its exchange agent for the reverse stock split. Stockholders with shares held in certificate form will receive from Continental instructions regarding the exchange of their certificates. Stockholders that hold shares in book-entry form or hold their shares in brokerage accounts are not required to take any action and will see the impact of the reverse stock split reflected in their accounts, subject to brokers’ particular processes. Beneficial holders of Bluejay common stock are encouraged to contact their bank, broker, custodian or other nominee with questions regarding procedures for processing the reverse stock split.

Additional information regarding the reverse stock split is available in the definitive proxy statement filed with the U.S. Securities and Exchange Commission on May 18, 2023 by the Company.

About Bluejay Diagnostics:

Bluejay Diagnostics, Inc. is a medical diagnostics company focused on improving patient outcomes using its Symphony System, a cost-effective, rapid, near-patient testing system for triage and monitoring of disease progression. Bluejay’s first product candidate, an IL-6 Test for sepsis triage, is designed to provide accurate, reliable results in approximately 20 minutes from ’sample-to-result’ to help medical professionals make earlier and better triage/treatment decisions. More information is available at www.bluejaydx.com.

Forward-Looking Statements:

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Litigation Reform Act. Forward-looking statements in this press release include, without limitation, the expected nature and timing of the Company’s planned FDA submission and related plans for clinical study amendment, whether the Company’s cash position will be sufficient to fund operations needed to achieve regulatory approval and initial commercialization of the Symphony IL-6 Test, and whether such regulatory approval will actually occur. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “suggest”, “will,” and similar expressions. The Company has based these forward-looking statements on its current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements the Company makes. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q. You should not place undue reliance on these forward-looking statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may not occur or may be materially different from any future results or performance suggested by the forward-looking statements in this release. This press release speaks as of the date indicated above. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any future changes in the Company’s expectations of results or any future change in events.

Investor Contact:

Alexandra Schuman

LifeSci Advisors

alex@lifesciadvisors.com

t: 646-876-3647